UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25007	30-0280392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane
Chandler, AZ 85224
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 961-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)  Effective August 6, 2008, ProLink Holdings Corp. (the “Company”) entered into an employment letter (the "Employment Letter") with Anthony S. Vitagliano, pursuant to which Mr. Vitagliano was appointed Senior Vice President, General Counsel and Corporate Secretary of the Company at a base salary of $150,000 per year. Mr. Vitagliano is also eligible for a bonus to be determined by the Board of Directors of the Company. In addition, the Company granted Mr. Vitagliano options (the “Options”) to purchase up to 1,200,000 shares of the Company’s common stock, par value $0.001 per share. The Options expire on August 6, 2018 and are exercisable at an exercise price of $0.48 per share. Of such Options, 800,000 vest in increments of one third every year, beginning on August 6, 2009 and the remaining 400,000 vest, subject to the achievement of certain milestones, on a similar basis. The foregoing description of the Employment Letter does not purport to be complete and is qualified in its entirety by reference to the Employment Letter, a copy of which is attached hereto as Exhibit 10.1.

Mr. Vitagliano, 51, has over twenty-four years of legal experience in a variety of industries. Immediately prior to joining the Company, from December 2005 through July 2008, Mr. Vitagliano served as a Section Chief Counsel in the Arizona Attorney General’s Office (the “AG’s Office”), where he led a 50 member team of attorneys and support personnel. He also simultaneously served as Interim Director of the Administrative Operations Division of the AG’s Office from April 2006 through October 2006. Prior to joining the AG’s Office, from January 2005 through November 2005, Mr. Vitagliano was a non-equity member at Jennings, Strouss & Salmon, P.L.C. where he represented clients in international and domestic acquisitions/sales. From June 2002 through January 2005, Mr. Vitagliano was a non-equity member at Allen, Price, Padden & Sanders, P.C. where he represented clients in securities litigation and international and domestic acquisitions/sales. Mr. Vitagliano also previously served as Vice President, General Counsel of Astral Point Communications, Inc., Vice President and Assistant General Counsel for Pirelli North America, Inc. and Assistant General Counsel for AG Communication Systems Corp., and was with the international law firm, Squire, Sanders & Dempsey, L.L.P. Mr. Vitagliano received a B.S., summa cum laude, from State University of New York at Buffalo in 1978 and earned a J.D., magna cum laude, from the University of Illinois at Urbana-Champaign, College of Law in 1983.

There are no arrangements or understandings between Mr. Vitagliano and any other person pursuant to which he was appointed as an executive officer of the Company. There are no transactions to which the Company is a party and in which Mr. Vitagliano has a material interest that are required to be disclosed under Item 404(a), as modified by Item 404(d)(1) of Regulation S-K. Mr. Vitagliano has not previously held any positions in the Company, and does not have family relations with any directors or executive officers of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits:
10.1	Employment Letter, by and between ProLink Holdings Corp. and Anthony Vitagliano, dated as of August 6, 2008.
99.1	Press Release, dated August 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLINK HOLDINGS CORP.
Dated: August 12, 2008

/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Employment Letter, by and between ProLink Holdings Corp. and Anthony Vitagliano, dated as of August 6, 2008.
99.1	Press Release, dated August 11, 2008.